Exhibit 23(A)



                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-51134) of IKON Office Solutions, Inc. of our report dated July 13, 2001 relating to the financial statements of the IKON Office Solutions, Inc. Retirement Savings Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Philadelphia, PA
July 13, 2001